AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of this 13th day of April, 2006, by and between: H.M. FLOOD BUSINESS TRUST LTD, a duly organized and existing trust, and having its registered office at 5809 Raven Drive, Charleston, WV 25306 (“HM Trust”); and WASTECH OF WEST VIRGINIA, INC., a corporation duly organized and existing under the laws of the State of West Virginia, and having its head office at 3 Broad Street, Suite 3-A, Charleston, SC 29401 (“Wastech”). (HM Flood and Wastech shall individually be referred to as a “Party”, and all collectively as the “Parties”).

WITNESSETH:

WHEREAS, the Parties have recently entered into that certain ASSIGNMENT AGREEMENT, dated March 26, 2006, wherein Wastech acquired the rights to certain Sales Contracts from HM Trust (the “Original Agreement”);

WHEREAS, by this written Amendment, the Parties now desire to amend the Original Agreement; and

NOW, THEREFORE, for and in consideration of the covenants and agreements hereinafter set forth, and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereby covenant and agree as follows:

1.

The Parties hereby agree Article 1 of the Original Agreement is hereby amended to read, in its entirety, as follows:

“Article 1

Assignment

1.1

In consideration of the following, in hand paid or to be paid, and non-refundable should the Master Agreements not “Close” or “Settle” as stipulated therein, for any reason, Wastech shall:

a.

have tendered on or before the signing of this Assignment $68,500 in bank check/wire or attorney trust funds distributed as directed to H.M. Trust; and

b.

have tendered, on or before April 14, 2006, $181,500 in bank check/wire or attorney trust funds distributed as directed to HM Trust; and

c.

have tendered, or before August 25, 2006, $980,000 in bank check/wire or attorney trust funds to HM Trust; and

d.

have tendered, on or about April 14, 2006, 11,750,000 Wastech shares of common stock; and

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e.

have tendered on or about April 14, 2006, a fully executed, no interest, $4,000,000 Term Note (the “Note”), with a maturity date 36 months from April 14, 2006; and

f.

notwithstanding Section 1.1e above, the Company, for and in consideration of $175,000 paid to HM Trust on or before August 25, 2006, is granted the option (the “Option) to convert $2,000,000 due pursuant to the Note, at any time prior to the maturity date of the Note, into shares of common stock of Wastech, calculated by the average “ask” price for seven (7) days prior to the date Wastech puts HM Trust on notice of exercising such Option; and

g.

have executed, on or about April 14, 2006, an Employment Agreement with one John F. Hale, Jr., at a rate and with such benefits, retirement or otherwise, mutually agreed upon by the Parties hereto.

1.2

Wastech hereby accepts such assignment (“Assignment”). Insofar as rights and obligations under the Master Agreements from the date of execution of this Agreement are concerned, references to HM Trust therein shall be deemed replaced with references to Wastech.

1.3

As of the of execution of this Agreement, HM Trust shall, for a period of two (2) years, “Warrant Title” as to all particular properties contained in the Master Agreements, and hereby covenants that all are free from claims against their title, and are free from any liens, or encumbrances, and that the HM Trust will warrant and defend Wastech against any lawful claims and demands that may arise in such regard.  After said two (2) year period, HM Trust shall have no further rights, obligations, and liabilities of any kind whatsoever under the Master Agreements, including the terms, conditions, covenants, agreements, and exhibits contained therein.”

2.

All of the terms and conditions of the Agreement shall remain unchanged unless specifically modified herein.

IN WITNESS WHEREOF the parties have executed this Amendment as of the date and year first written above.

Wastech of West Virginia, Inc.

H. M. Flood Business Trust Ltd.

By:

BY:

Name:            Name:
Title:

Title:

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